EX-32.2 8 d260054dex322.htm EX-32.2

Exhibit 32.2
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of NiSource Inc. (the “Company”) on Form 10-K for the year ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen P. Smith, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen P. Smith
Stephen P. Smith
Executive Vice President and Chief Financial Officer

Date: February 19, 2013